Exhibit (g)(i)

AMENDMENT TO CUSTODY AGREEMENT

COHEN & STEERS ETF TRUST

1166 Avenue of the Americas, 30th Floor

New York, New York 10036

April 17, 2026

State Street Bank and Trust Company

1 Iron Street, Boston, MA 02111

Attention: Geoff Johnson

Re:	Cohen & Steers ETF Trust (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has been duly organized and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 29.15.2, the Additional Clients provision, of the Custody Agreement dated as of November 5, 2024, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Custodian for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, State Street and the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

COHEN & STEERS ETF TRUST on behalf of:
Cohen & Steers Future of Energy Active ETF

By:	/s/ James Giallanza
Name:	James Giallanza
Title:	President and Chief Executive Officer, Duly Authorized

By:	/s/ Dana A. DeVivo
Name:	Dana A. DeVivo
Title:	Secretary and Chief Legal Officer, Duly Authorized

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Geoffrey Johnson
Name:	Geoffrey Johnson
Title:	Managing Director, Duly Authorized
Effective Date: April 17, 2026

Information Classification: Limited Access

EXHIBIT A

APPENDIX A

to the Custody Agreement

dated as of November 5, 2024, as amended, by and among Cohen & Steers ETF Trust and State Street Bank and Trust Company,

updated as of March 10, 2026

List of Client Entities (each an ETF Client)

Fund Name	Jurisdiction of Formation
Cohen & Steers Real Estate Active ETF	Maryland
Cohen & Steers Preferred and Income Opportunities Active ETF	Maryland
Cohen & Steers Natural Resources Active ETF	Maryland
Cohen & Steers Short Duration Preferred and Income Active ETF	Maryland
Cohen & Steers Infrastructure Opportunities Active ETF	Maryland
Cohen & Steers Future of Energy Active ETF	Maryland

Information Classification: Limited Access